EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Shire licenses the North American rights for SPD754 (apricitabine) to Avexa Ltd

Basingstoke, UK and Philadelphia, PA, US – 22 January 2007 – Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announced today that it licensed the North America (U.S. and Canada) rights for the investigational HIV compound, SPD754 (also known as apricitabine), to the Australian biotechnology company Avexa Limited (ASX: AVX) in return for an up-front payment of US$10 million, development and sales related milestones and royalties. Shire will also receive 8 million additional Avexa shares as part of this agreement, taking its shareholding in Avexa to just over 8%.

In January 2005, Shire licensed the right to develop and commercialise apricitabine throughout the world (excluding North America) to Avexa. This agreement gives Avexa the full responsibility for the worldwide development and commercialisation of this product.

“We are very happy with Avexa’s progress in developing apricitabine” stated Barbara Deptula, Shire’s Executive Vice President, Business Development “and look forward to continuing this positive collaboration as the product progresses through the development process to full commercialisation”.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Brian Piper (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

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Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians. Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

AVEXA LTD

Avexa Limited is a Melbourne-based biotechnology company with a focus on research and development of drugs for the treatment of infectious diseases, in particular diseases which have a significant unmet medical need. Avexa has dedicated resources and funding for key projects including antiviral drugs for HIV/AIDS and an antibiotic alternative for antibiotic-resistant bacterial infections. The company’s lead program is apricitabine which is currently in Phase IIb clinical trials. Recruitment for the Phase IIb trial was completed in December 2006 and the results are due in the 1st quarter of 2007.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to the impact of those on Shire's Attention Deficit and Hyperactivity Disorder (ADHD) franchise; patents, including but not limited to, legal challenges relating to Shire's ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of SPD503 (guanfacine extended release) (ADHD), SPD465 (extended release triple-bead mixed amphetamine salts) (ADHD), MEZAVANT™ (SPD476) (mesalazine) in Europe, and VYVANSE™ (NRP104) (lisdexamfetamine dimesylate) (ADHD), including its scheduling classification by the Drug Enforcement Administration in the United States; Shire's ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire's and its predecessor registrant Shire Pharmaceuticals Group plc's filings

Registered in England 2883758 Registered Office as above

with the Securities and Exchange Commission, particularly Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2005.

Registered in England 2883758 Registered Office as above